UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2023

WisdomTree, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10932	13-3487784
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

250 West 34th Street
3rd Floor
New York, NY 10119
(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

On February 3, 2023, WisdomTree, Inc. (the “Company”) issued a press release announcing its financial results for the three months and year ended December 31, 2022. A copy of the press release containing this information is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended.

Item 8.01.	Other Events

Quarterly Dividend

On January 30, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.03 per share of common stock, payable on March 1, 2023 to stockholders of record as of the close of business on February 15, 2023. A copy of the press release issued in connection with the dividend is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Negotiations with the World Gold Council

In connection with the Company’s acquisition of the European exchange-traded commodity, currency and leveraged-and-inverse business of ETFS Capital Limited (“ETFS Capital”) in April 2018, the Company assumed an obligation for fixed payments to ETFS Capital of physical gold bullion equating to 9,500 ounces of gold per year through March 31, 2058 and then subsequently reduced to 6,333 ounces of gold per year continuing into perpetuity (the “Contractual Gold Payments”). The Contractual Gold Payments expense was approximately $17.1 million during the year ended December 31, 2022. The Contractual Gold Payments are paid from advisory fee income generated by any financial product backed by physical gold (including the proportion of gold in any security which is backed by assets other than physical gold) which is owned or sponsored by the Company and which is publicly offered to investors pursuant to a public offering document approved by a European regulator pursuant to European regulations. The Contractual Gold Payments are subject to adjustment and reduction for declines in advisory fee income generated by such products, with any reduction remaining due and payable until paid in full. ETFS Capital’s recourse is limited to such advisory fee income and it has no recourse back to the Company for any unpaid amounts that exceed advisory fees earned. ETFS Capital ultimately has the right to claw back Gold Bullion Securities Ltd. (a physically backed gold ETP issuer) if the Company fails to remit any amounts due.

The Company is currently in negotiations with the World Gold Council (the “WGC”) to settle its obligation to pay the portion of the Contractual Gold Payment that is ultimately received by the WGC, representing 6,333 ounces of gold per year into perpetuity. If achieved, the Company anticipates that it would result in a reduction of a liability on the Company’s balance sheet and improve its earnings per share. While negotiations are ongoing, there can be no assurances that the Company and WGC will finalize an agreement. Further information concerning this contemplated transaction will be provided if the Company and the WGC reach an agreement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit 99.1	Press Release, dated February 3, 2023

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree, Inc.

Date: February 3, 2023	By:	/s/ Bryan Edmiston
Bryan Edmiston
Chief Financial Officer

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